RESTRICTED STOCK AWARD

                           REGENT TECHNOLOGIES, INC.

        THIS RESTRICTED STOCK AWARD AGREEMENT is made this ___ day of December, 2007, by and between ___________ (the "Participant") and Regent Technologies, Inc., a Colorado corporation (the "Company").

        WHEREAS, in connection with the Participant's election as a Director of the Company or a subsidiary of the Company, the Board of Directors of the Company authorized and directed the Company to make an award of stock to each Director as compensation and motivation to exert their best efforts on behalf of the Company and its subsidiaries.

        NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

        1. Grant of Stock. In accordance with the terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant up to 500,000 shares (the "Shares") of the Company's common stock, $0.01 par value (the "Common Stock"). As long as the Shares are subject to the vesting requirement set forth in Section 2 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Unissued Restricted Shares." Participant agrees (i) that the Shares will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), as amended, or pursuant to an exemption from registration under such Act, and (ii) that such Participant has acquired the Shares for the Participant's own account and not with a view to the distribution thereof.

        2. Certificates for Shares and Vesting. Certificates evidencing Restricted Shares shall bear a legend reflecting the restrictions provided herein. The Restricted Shares vest based on the date of first service by the Participant as a Director and shall be granted and effective as follows: (a) upon the execution of this stock award agreement, the initial stock grant shall be the greater of 25,000 shares or a quantity of shares equal to the product of 500,000 multiplied by the ratio of months served through June 30, 2007 divided by 36, and (b) beginning December 31, 2007, the stock grants shall vest in increments of 75,000 shares every six months if the Participant is continuing to serve as a Director with the final distribution of the balance of 500,000 shares vesting and granted as of December 31, 2009.

        3. Adjustments in Restricted Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall make equitable adjustments in the Restricted Shares. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.

        4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

        5. Forfeiture of Unissued Restricted Shares. In the event that the Participant declines to serve as a Director of the Company or its subsidiaries for any reason, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Unissued Restricted Shares shall thereupon be forfeited without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Unissued Restricted Shares.

        6. Lapse of Restrictions. The Restrictions on the Shares granted and delivered under this Agreement shall lapse on the first anniversary of the date of the issuance and delivery, subject to Rule 144 of the Act.
Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

        7. Withholding and Tax Requirements. Whenever payments hereunder are to be made in cash, or Restrictions lapse with respect to Restricted Shares, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares. The Participant acknowledges that they have sought and received such tax advise as they deemed necessary and appropriate with respect to the issuance of shares herein, that the Company has not provided any tax counsel in connection with the issuance and that Participant is solely responsible for any tax arising from the receipt of the Shares.

        8. Effect of Grant. Nothing contained in this Agreement shall confer upon the Participant the right to continue as a Director of the Company.

        9. Amendment. This Agreement may not be amended except with the consent of the Board and by a written instrument duly executed by the Participant and the Company.

        10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board upon any questions arising under this Agreement.

        IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.


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